Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 2, 2009, PLX Technology, Inc. (“PLX” or the “Company”) completed the acquisition of Oxford Semiconductor Inc. (“Oxford”) pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated December 12, 2008.

For the purpose of the unaudited pro forma condensed combined financial statements, the acquisition was assumed to have occurred as of January 1, 2008 with respect to the unaudited pro forma condensed combined statement of operations and as of December 31, 2008 with respect to the unaudited pro forma condensed combined balance sheet.

The acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141R, Business Combinations – Revised 2007.  Under the purchase method of accounting, the total purchase consideration of the acquisition is allocated to the tangible assets and identifiable intangible assets and liabilities assumed based on their relative fair values.  The excess of the purchase consideration over the net tangible and identifiable intangible assets is recorded as goodwill.  The purchase price allocation is preliminary since the valuation of the intangible assets is still being finalized.  Accordingly, the pro forma adjustments related to the purchase price allocation and certain other adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.  Any revisions to the purchase price allocation are not expected to have a material impact on the statement of operations.

The unaudited pro forma condensed combined statement of operations does not reflect nonrecurring charges resulting from the acquisition transactions.  The nonrecurring charges resulting from the acquisition include interest expense on the note payable associated with the Merger Agreement.

The unaudited pro forma combined condensed financial information is for informational purposes only and does not purport to represent what the Company’s actual results would have been if the acquisition had been completed as of the date indicated above, or that may be achieved in the future.  The unaudited pro forma combined condensed statement of operations does not include the effects of any cost savings from operating efficiencies or synergies that may result from the acquisition.

The unaudited pro forma combined condensed financial statement, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 filed on March 6, 2009.

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in thousands)

	As of December 31, 2008		Pro Forma		Pro Forma
	PLX	Oxford	Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$6,865	$4,425	$-		$11,290
Short-term investments	32,677	-	-		32,677
Accounts receivable, net	5,712	1,616	-		7,328
Inventories	7,257	2,049	-		9,306
Other current assets	4,699	1,234	-		5,933
Total current assets	57,210	9,324	-		66,534
Goodwill	-	-	2,048	(a)	2,048
Other purchased intangible assets	-	-	9,040	(b)	9,040
Property and equipment, net	10,590	1,357	-		11,947
Long-term investments	7,585	-	-		7,585
Other assets	1,875	3,274	(717)	(c)	4,432
Total assets	$77,260	$13,955	$10,371		$101,586

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$4,003	$3,019	$-		$7,022
Deferred income	-	1,976	(1,976)	(d)	-
Deferred revenue	-	152	(152)	(d)	-
Convertible note payable	-	-	6,188	(e)	6,188
Accrued compensation and benefits	2,360	-	-		2,360
Accrued commissions	475	-	-		475
Other accrued expenses	1,219	3,399	270	(f)	4,888
Total current liabilities	8,057	8,546	4,330		20,933
Long-term liabilities	-	1,258	-		1,258
Total liabilities	8,057	9,804	4,330		22,191

Stockholders' equity:
Series A redeemable convertible preferred stock	-	11,178	(11,178)	(g)	-
Series B redeemable convertible preferred stock	-	9,860	(9,860)	(g)	-
Common stock	28	17	(11)	(h)(i)	34
Additional paid-in capital	132,159	12,379	(2,193)	(h)(i)	142,345
Accumulated other comprehensive income	104	-	-		104
Accumulated deficit	(63,088)	(29,283)	29,283	(j)	(63,088)
Total stockholders' equity	69,203	4,151	6,041		79,395
Total liabilities and stockholders' equity	$77,260	$13,955	$10,371		$101,586

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	Year Ended December 31, 2008		Pro Forma		Pro Forma
	PLX	Oxford	Adjustments		Combined
Net revenues	$81,068	$37,003	$-		$118,071
Cost of revenues	32,786	18,010	(536)	(k)	50,260
Gross margin	48,282	18,993	536		67,811

Operating expenses
Research and development	27,091	13,813	-		40,904
Selling, general and administrative	24,124	13,948	-		38,072
Amortization of purchased intangible assets	742	-	3,400	(l)	4,142
Impairment of assets	54,272	-	-		54,272
Restructuring and severance	-	538	-		538
Total operating expenses	106,229	28,299	3,400		137,928
Operating loss	(57,947)	(9,306)	(2,864)		(70,117)
Interest income	1,521	101	-		1,622
Interest expense	-	(252)	-		(252)
Foreign currency remeasurement	-	634	-		634
Other income (expense), net	22	304	-		326
Loss before provision for income taxes	(56,404)	(8,519)	(2,864)		(67,787)
Provision for (benefit from) income taxes	126	(775)	-	(m)	(649)
Net loss	$(56,530)	$(7,744)	$(2,864)		$(67,138)

Basic net loss per share	$(2.00)				$(1.89)

Shares used to compute basic per share amounts	28,203		7,300		35,503

Diluted net loss per share	$(2.00)				$(1.89)

Shares used to compute diluted per share amounts	28,203		7,300		35,503

PLX TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

On January 2, 2009, PLX Technology, Inc. (“PLX” or the “Company”) completed the acquisition of Oxford Semiconductor Inc. (“Oxford”) pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated December 12, 2008.

The unaudited pro forma financial combined condensed balance sheet as of December 31, 2008 is based on the historical financial statements of the Company and Oxford after giving effect to the acquisition adjustments resulting from the acquisition of Oxford.  The unaudited pro forma combined balance sheet as of December 31, 2008 is presented as if the acquisition had occurred on December 31, 2008.

The unaudited pro forma combined statement of operations for the year ended December 31, 2008 are based on the historical financial statements of the Company for the year then ended and Oxford’s financial statements for the year then ended after giving effect to the acquisition adjustments.  The unaudited pro forma combined statement of operations is presented as if the acquisition had occurred on January 1, 2008.

2. PURCHASE PRICE ALLOCATION

The total consideration paid for the transaction was $16,380,000, consisting of 5,600,000 shares at $1.82 per share, the closing price on January 2, 2009, the date the transaction was closed, and the fair value of the convertible debt liability as of January 2, 2009, of $6,188,000.

As a part of the Merger Agreement, the Company acquired all of the outstanding shares of capital stock of Oxford in exchange for 5,600,000 shares of common stock of PLX and a promissory note in the principal amount of $14,200,000 (the “Note”) that will be satisfied by either (i) the issuance of an additional 3,400,000 shares of common stock of PLX upon approval of PLX’s stockholders, or (ii) the repayment of the principal amount of the Note if such stockholder approval is not obtained by June 30, 2009.  Upon approval of PLX’s stockholders, the Note automatically converts into PLX common stock, and the implied conversion rate on the Note is $4.18 per share.  Several significant shareholders of the Company have reviewed the merger agreement and indicated that they will vote in favor of the conversion of the note, and therefore, we believe it is probable that the Note will convert to 3,400,000 shares.  The fair value of the convertible note was based on the closing stock price of $1.82 per share at the date of acquisition.  Under SFAS No. 141R, contingent consideration is recorded at fair value as of the acquisition date and changes to the fair value of contingent consideration are reflected through the statement of  operations.  Accordingly, changes in the fair value of the convertible note through the conversion date will be reflected in the Company’s statement of operations.  For example, an increase or decrease of $0.50 per share in the Company’s stock price would result in a corresponding increase or decrease of $1,700,000 in the fair value of the convertible note which would be recorded as a charge to operations.  It should be noted that while the convertible note has a 6% stated interest rate with interest payable in cash upon conversion of the note ($284,000 assuming conversion on April 29, 2009), a pro forma adjustment for interest expense has not been included in the unaudited pro forma statement of operations since it is a nonrecurring charge that will be included in the determination of net loss of the Company within a year of the acquisition of Oxford.

The allocation of the purchase price paid for Oxford is based on the estimated fair values of the acquired assets and liabilities assumed of Oxford as of January 2, 2009.  The allocation of the purchase price is preliminary since the valuation of the identifiable intangible assets is still being finalized.  While the final amounts allocated to assets and liabilities could change from the information presented in the unaudited pro forma combined condensed financial statements, the company does not expect changes to be significant.

The allocation of the purchase price paid for Oxford is based on the estimated fair values of the acquired assets and liabilities assumed of Oxford as of January 2, 2009.  The allocation of the purchase price is preliminary since the valuation of the identifiable intangible assets is still being finalized.  While the final amounts allocated to assets and liabilities could change from the information presented in the unaudited pro forma combined condensed financial statements, the company does not expect changes to be significant.

The preliminary allocation of purchase price based on estimated fair values (in thousands):

Net tangible assets	$5,292
Indentifiable intangible assets
Existing and core technology	8,400
Trade name	600
Customer Relationships	40
In process research and development (1)	-
Goodwill	2,048
Total purchase price	$16,380

(1)	All recent design efforts have been toward improvements for products already in production.

Following is a reconciliation of the net tangible assets (in thousands):

Net equity per historical Oxford financial statements as of 12/31/08	$4,151
Adjustment for previously acquired IP (1)	(717)
Adjustment to deferred income (2)	2,128
Adjustment to assumed liabilities (3)	(270)
Net tangible assets	$5,292

(1)	Refer to item (c) in Footnote 3
(2)	Refer to item (d) in Footnote 3
(3)	Refer to item (f) in Footnote 3

Intangible assets

The fair value of intangible assets of $9.0 million has been allocated to the following asset categories:
				Estimated
	Preliminary	First Year	Amortization	Useful
	Fair Value	Amortization	Method	Life
Existing and core technology
USB and Serial Connectivity	$4,600	$2,300	Accelerated	3 years
Network Attached Storage Connectivity	3,800	760	Straight-line	5 years
Trade Name	600	300	Straight-line	2 years
Customer Relationships	40	40	Accelerated	1 year
Totals	$9,040	$3,400

The valuation of the acquired intangibles is classified as a level 3 measurement under SFAS No. 157, Fair Value Measurements, because the valuation was based on significant unobservable inputs and involved management judgment and assumptions about market participants and pricing.   In determining fair value of the acquired intangible assets, we determined the appropriate unit of measure, the exit market and the highest and best use for the assets, as per SFAS 157.

Electronic systems manufacturers often use “connectivity” integrated circuits to provide the electrical signals that can connect their systems to other electronic systems utilizing various industry-standard specifications.  Products based on the Universal Serial Bus (“USB”) are used to connect a broad range of systems including personal computers, printers and data storage devices.  Before USB, a different, popular technology used a lower speed serial protocol often referred to as a “COM port” or universal asynchronous receiver/transmitter (“UART”).  We refer to technology assets in these areas as “USB and Serial Connectivity” assets.  Recently, electronic systems manufacturers have responded to consumer demand for increased electronic storage of documents, digital photographs, audio files and video files by providing data storage devices that attach to a local area network in the customer’s home.  This requires an integrated circuit that can translate information transmitted in an Ethernet protocol into a data storage protocol such as Serial Advanced Technology Attachment (“SATA”).  We refer to technology assets in this area as “Network Attached Storage Connectivity” assets.

Each of these assets consists of the core technology, including fundamental designs, embedded firmware (a form of software) and related Patents, Copyrights and other intellectual Property Rights.  They also include the specific product designs of current and past product (e.g. “masks”) and related design data for fabrication.  The assets were categorized as Core/Developed technology based on their:

(a)	Stage of Development – Each asset was fully developed and included in products on sale to commercial customers.

(b)	On-going Development – For each asset, the on-going R&D activities were limited to routine maintenance work to execute minor improvements and compatibility changes.

(c)	Anticipated Future use – PLX and any likely marketplace participant would continue to produce the product related to each technology asset in a manner similar to that assumed by PLX.

These assets were valued using an incremental income approach consistent  with the guidance in the AICPA Practice Aid titled “Assets Acquired in a Business Combination to Be Used in Research and Development Activities” as well as SFAS 141R.  The analysis considers the following major factors:

(a)
Forecast – A business forecast was prepared for each technology asset and product line reflecting current and anticipated future sales, Cost of Goods Sold and operating expenses over the expected; remaining life of the asset, including the anticipated technological obsolesce of the asset.

(b)	Operating Income – An expected Operating Income was computed, specific to each asset, using the associated business forecast.

(c)
Capital charges – Capital charges based on significant tangible and intangible assets needed to realize the operating income forecast were computed.  For each contributory asset, the fair value of the asset was compared to its required, risk-adjusted return.  Cumulative returns were allocated to individual technologies based on revenue and deducted from the operating income to arrive at an incremental income forecast, reflecting the contribution of the technology to the overall operating income.

(d)
Risk Adjusted Discount Rate – Each incremental operating income forecast was discounted to present value using a risk adjusted discount rate specific to the assets, its business forecast and the market it addresses.  The rates used were compared to the overall implied rate for the transaction (based on the overall forecast and the consideration paid) and to the Weighted Average rate of all the assets, including the assets to which charges were recognized.  Assets for which capital charge were developed and used, included: fixed assets, working capital, customer relationships, and assembled workforce.  The discount rates ranged from 18% to 22%.

(e)	Present Value of Incremental Operating Income – The present value of the incremental operating income was determined using the risk-adjusted discount rate.

(f)
Section 197 Tax Benefit – A benefit was recognized for the tax deductibility of the amount invested in intangible assets per the AICPA Practice Aid.  This benefit was added to the present value of incremental operating income to determine the final conclusion of fair value.

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed balance sheet and statement of operations gives effect to the following adjustments:

(a)	To record goodwill for the excess of cost over the fair value of acquired assets.

(b)	To record the preliminary fair values of Oxford intangible assets acquired.

(c)	To record fair value adjustment for purchased intellectual property license of $296,000 and the net book value of Oxford’s previously acquired intangibles of $421,000.

(d)	To eliminate Oxford’s deferred revenue as there was no performance obligation assumed to earn this revenue and no fair value was recorded upon acquisition.

(e)	To record the fair value of convertible debt issued as a part of the purchase consideration.

(f)
To record assumed liability associated with credits due to distributors for the difference in the price they previously purchased product for, from Oxford Semiconductor, Inc. and the authorized quote price based on the distributors' sell through activity.

(g)	To eliminate Oxford’s historical stockholders’ equity that included Series A and B convertible preferred stock.

(h)	To eliminate Oxford’s historical equity in common stock and additional paid in capital totaling $12,396,000.

(i)	To record the issuance of 5.6 million common PLX shares valued at $1.82 per share or $10,192,000.

(j)	To eliminate Oxford’s accumulated deficit.

(k)	To eliminate Oxford’s amortization associated with the book value of Oxford’s previously acquired intangibles.

(l)	To record amortization expense of acquired intangibles resulting from the Oxford acquisition.

(m)	Since the Company is in a net operating loss position with a fully reserved deferred tax asset, the income tax effect of the adjustments to the pro forma statement of operations is assumed to be zero.

4. PRO FORMA COMBINED NET INCOME PER SHARE

The pro forma basic and diluted net income per share amounts presented are based upon the weighted average number of common shares outstanding during the period presented.  As the combined company incurred a loss for the period presented, the effect of dilutive securities has been excluded from the computation of diluted loss per share, as the impact would be anti-dilutive.  Since the Company has determined that it is probable that the convertible note issued in connection with the acquisition will be converted, the conversion of the convertible note into 3,400,000 shares is assumed to have occurred as of June 30, 2008.